EXHIBIT 24.4

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Thaxton Investment Corporation
Lancaster, South Carolina


     We consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement of The Thaxton Group, Inc. on Form SB-2 of our report dated March 19, 1999 relating to the consolidated financial statements of FirstPlus Consumer Finance, Inc. and Subsidiaries as of December 31, 1998 and 1997 and for the two years then ended. We also consent to the reference to us under the heading "Experts" in the registration statement.

                                                /s/ Elliott, Davis & Company LLP

Greenville, South Carolina
October 4, 1999